November 1, 2018

MagneGas Applied Technology Solutions, Inc.
c/o Board of Directors
11885 44th Street North
Clearwater, FL 33762

Re: Notice of Resignation of Executive Position

Dear Board of Directors,

I hereby voluntarily resign my position as Chief Executive Officer of MagneGas Applied Technology Solutions, Inc., a Delaware corporation (the "Company") effective November 2, 2018. My resignation is not the result of any disagreement with the policies, practices or procedures of the Company.

By: ______________________________
Name: Ermanno Santilli